Exhibit 10.20.4
SECOND AMENDMENT TO TITLE II OF THE
KEY EMPLOYEE DEFERRED COMPENSATION PLAN OF CONOCOPHILLIPS

Effective January 1, 2020, ConocoPhillips Company (the “Company”) amended and restated the Key Employee Deferred Compensation Plan, Title II (“Title II”) for the benefit of certain employees of the Company and its affiliates.

The Company desires to amend Title II by the revisions set forth below.

Pursuant to the foregoing, Title II is hereby amended as follows, effective January 1, 2020:

1.    In Section 9 change the reference to “Section 18(g) to “Section 17(g).”

Executed December 31, 2022

For ConocoPhillips Company

/s/ Heather G. Sirdashney

Heather G. Sirdashney
Senior Vice President,
Human Resources and Real Estate & Facility Services